UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 4, 2007

RUBBER RESEARCH ELASTOMERICS, INC.
(Exact name of registrant as specified in charter)

000-15947 (Commission File No.)	41-0843032 (IRS Employer Identification No.)

Minnesota
(State or other jurisdiction of incorporation or organization)

4500 Main Street N.E.
Minneapolis, Minnesota 55421
(Address of principal executive offices)

763-572-1056
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 of the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On October 4, 2007, Fred Stark resigned as our President. Mr. Stark will continue to serve as Head of Scientific Research and as Director of Marketing.

(d) Mike Nugent, age 62, was appointed a director and elected as Chairperson of the our board of directors, effective October 4, 2007.

Mr. Nugent has been an International Representative, and acted as the Director of Financial Operations, the Director of Finance, and the Director of Investments at the International Brotherhood of Electrical Workers (IBEW) from 1980 to 1990. During Mr. Nugent's tenure he refined the new concept known as the "participating mortgage" and successfully used it as a major new investment tool for the benefit of the IBEW pension funds. Mr. Nugent served on the executive board of the Council of Institutional Investors from 1987 to 1990. (The Council of International Investors was founded in 1985 and currently represents 140 pension funds worth more than 3 trillion dollars.)  Mr. Nugent remains a Senior International Representative at the international Brotherhood of Electrical Workers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 9, 2007	RUBBER RESEARCH ELASTOMERICS, INC.

	By:	/s/ WINSTON SALSER
Winston Salser, Chief Executive officer